The Conflicts Committee of the Board of Directors of PennTex Midstream GP, LLC Discussion Materials May 28, 2017 Preliminary Draft – Work in Progress Exhibit (c)(2)

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of PennTex Midstream GP, LLC, the general partner of PennTex Midstream Partners, LP (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of Conflict Committee. These materials were compiled on a confidential basis for use of the Conflicts Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. 1

Table of Contents Section Executive Summary PennTex Situation Analysis Preliminary PennTex Valuation Analysis Appendix Weighed Average Cost of Capital Tax Impact to Unitholders Additional Valuation Analysis – No Tax I II III

Executive Summary

Preliminary Draft - Confidential

Executive Summary

Introduction

- Evercore Group L.L.C. ("Evercore") is pleased to provide the materials herein to the Conflicts Committee of the Board of Directors (the "Conflicts Committee") of PennTex Midstream GP, LLC ("PennTex GP"), the general partner of PennTex Midstream Partners, LP ("PTXP", "PennTex" or the "Partnership") regarding Energy Transfer Partners, L.P.'s ("ETP") tender offer to purchase all of the outstanding Partnership common units that ETP does not already own (the "Public Offer")
  - As part of the Public Offer, ETP has proposed to acquire each publicly-owned common unit of PTXP for $20.00 per unit in cash (the "Offer Price")
    - The Offer Price represents a 20.1% premium to PTXP's closing unit price of $16.65 as of May 18, 2017
    - The Offer Price represents a 21.4% premium to PTXP's 20-day volume weighted-average unit price of $16.48 as of May 18, 2017
    - As of the date of the Public Offer, ETP owned approximately 65.6% of the equity interests in PTXP, including a non-economic general partner interest and limited partner interests consisting of 6,701,596 common units and 20,000,000 subordinated units (ETP's affiliates also owned 43,722 common units)
      - ETP's 6,701,596 common units represent 32.4% of the total common units outstanding
    - The Offer Price for units purchased pursuant to the Public Offer will be reduced by any future distributions received after May 18, 2017
  - The Public Offer is conditioned upon, among other things, sufficient PennTex common units validly tendered and not properly withdrawn such that, following the closing of the tender offer, ETP and its affiliates[1] own at least 16,571,405 PennTex common units, representing greater than 80% of the outstanding PennTex common units[2] (the "Minimum Tender Condition")
    - ETP can waive the Minimum Tender Condition, provided that not less than a majority of the PennTex common units held by unitholders that are not affiliates of ETP must be validly tendered and not properly withdrawn on or prior to the expiration date (the "Majority-of-the-Minority Tender Condition") (i.e., at least 6,984,470 common units are tendered)
  - The Public Offer is not conditioned upon financing or the approval of the Conflicts Committee

Source: PTXP SEC filings

1. Affiliates include directors and officers of ETP's general partner and the directors and officers of the PennTex GP, which collectively own 43,722 PennTex common units, excluding any common units owned by ETP and its affiliates that members of the board of directors of ETP's general partner may be deemed to beneficially own
2. Subordinated units will not be included in calculation of whether the 80% Minimum Tender Condition has been met

Evercore 2 PennTex Midstream Partners

Executive Summary Summary Public Offer Terms 3 Description of Public Offer ETP is offering to purchase all of the outstanding common units representing limited partner interests in PTXP that ETP does not currently own Offer Price $20.00 per common unit in cash Conditions to the Offer Requires that more than 9,826,087 units are tendered such that ETP and its affiliates would own at least 80% of the outstanding PTXP common units (“Minimum Tender Condition”) ETP may waive the Minimum Tender Condition should a majority-of-the-minority common unitholder (not including affiliates of ETP) validly tender their units, or 6,984,740 unaffiliated common unitholders Other customary closing conditions Limited Call Right If ETP and its affiliates own more than 80% of the outstanding PennTex common units as a result of the Public Offer, ETP committed to exercising its limited call right provided for in the First Amended and Restated Agreement of Limited Partnership of PennTex (the “PennTex Partnership Agreement”) and repurchase the remaining units for a price equal to the greater of: The Offer Price ($20.00 per unit) The average of the daily closing price on the Nasdaq for the 20 trading days immediately prior to the date that is three business days prior to the date that notice of the exercise of the limited call right is delivered Other Considerations No financing conditions Units tendered pursuant to the Public Offer will not receive any future distributions (or the Offer Price will be reduced by any distributions received)

13,968,938 Common Units 34.3% LP Interest 100.0% Membership Interest Energy Transfer Partners, L.P. (NYSE: ETP) (BBB-/Baa3) Source: Public filings Note: Market data as of May 26, 2017 PennTex Midstream GP, LLC (“PennTex GP”) PennTex Midstream Partners, LP (NASDAQ: PTXP) Market Capitalization: $810.2 million Enterprise Value: $958.5 million Operating Subsidiaries Public Unitholders Non-economic GP Interest 100.0% of IDRs 6,701,596 Common Units 20,000,000 Subordinated Units 65.6% LP Interest 100% Membership Interest Summary PennTex Organizational Structure 4 Executive Summary ETP Affiliates 43,722 Common Units 0.1% LP Interest

Offer Price Analysis at Various Prices Price per PTXP Unit $20.00 $20.25 $20.50 $20.75 $21.00 $21.25 $21.50 Premium to: Price May 18, 2017 Closing Price $16.65 20.1% 21.6% 23.1% 24.6% 26.1% 27.6% 29.1% 5-Day VWAP as of May 18, 2017 16.63 20.3% 21.8% 23.3% 24.8% 26.3% 27.8% 29.3% 20-Day VWAP as of May 18, 2017 16.48 21.4% 22.9% 24.4% 25.9% 27.4% 29.0% 30.5% 52-Week High as of May 18, 2017 18.00 11.1% 12.5% 13.9% 15.3% 16.7% 18.1% 19.4% Implied PTXP Equity Value $814.3 $824.5 $834.6 $844.8 $855.0 $865.2 $875.4 Plus: Debt as of March 31, 2017 152.8 152.8 152.8 152.8 152.8 152.8 152.8 Less: Cash as of March 31, 2017 (4.5) (4.5) (4.5) (4.5) (4.5) (4.5) (4.5) Implied Enterprise Value $962.6 $972.8 $983.0 $993.1 $1,003.3 $1,013.5 $1,023.7 Total Consideration to Public Unitholders 1 $280.3 $283.8 $287.3 $290.8 $294.3 $297.8 $301.3 Implied Enterprise Value / PTXP EBITDA: EBITDA 2 2017E EBITDA $83.0 11.6x 11.7x 11.8x 12.0x 12.1x 12.2x 12.3x 2018E EBITDA 83.9 11.5 11.6 11.7 11.8 12.0 12.1 12.2 2019E EBITDA 83.8 11.5 11.6 11.7 11.8 12.0 12.1 12.2 Executive Summary Analysis at Various Prices($ in millions, except per unit amounts) 5 Source: PTXP management, SEC filings, Bloomberg Includes units owned by ETP affiliates EBITDA estimates per PennTex Financial Projections

Executive Summary Historical PennTex Unit Price Versus Offer Price PennTex Unit Price – Last Twelve Months Prior to Announcement of Public Offer 6 Source: FactSet Represents consideration for the GP interest and LP units only (does not include proportional net debt at PTXP) 10/25/16: ETP announces acquisition of the PennTex GP and approximately 26.3 million PTXP units (65% LP interest) for approximately $640 million1 Offer Price: $20.00

Executive Summary Distribution Growth Rates and Implications on Current Yield 7 Source: FactSet, Partnership press releases Note: Market data as of May 26, 2017. Excludes Southcross Energy Partners, L.P. since it is not currently making distributions Unaffected yield as of May 18, 2017, the closing price on the last trading day prior to the announcement of the Public Offer Illustrative Pricing

PennTex Situation Analysis

Preliminary Draft - Confidential

PennTex Situation Analysis

PennTex Asset Map


Texas
Arkansas
Miller
Lafayette
Columbia
Union
Bradley
Ashley
Chicot
Washington
Cass
Arkansas
Louisiana
Claiborne
Union
Morehouse
West Carroll
Issaquena
Sharkey
Marion
Bossier
Webster
Lincoln
East Carroll
Texas
Louisiana
Harrison
Caddo
Ouachita
Richland
Madison
Bienville
Jackson
Panola
Red River
Caldwell
De Soto
Winn
La Salle
Grant
Legend
Aethon
BP
Linn
Nadel & Gussman
Range
WildHorse
Other
PTXP Natural Gas Gathering Pipeline
PTXP Residue Gas Transportation Pipeline
PTXP NGL Transportation Pipeline
PTXP Mt. Olive Processing Plant
PTXP Lincoln Parish Processing Plant
Range Resources Corporation Dedicated Acreage
Range Resources Corporation AMI

Asset Information	
Miles of Natural Gas Pipelines	~35 miles
Miles of Residue Gas Pipelines	~15 miles
Miles of NGL Pipelines	~40 miles
Processing Plants	2 plants
Total Processing Capacity	400 MMcfd

Source: PTXP Investor Presentations; Public Filings

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PennTex

PennTex Situation Analysis Summary Market Data Market Capitalization Consolidated Balance Sheet and Credit Data Unit Price and Distribution Information General Partner Incentive Distribution Rights Source: Public filings, FactSet, IBES Consensus estimates ($ in millions, except per unit amounts) 9

PennTex Situation Analysis Wall Street Research Summary Price Targets Analyst Recommendations (Pre-Tender Offer Announcement) Distribution Per Unit Estimates EBITDA Estimates Source: Wall Street research; IBES; FactSet; Bloomberg ($ in millions, except per unit amounts) 10

Preliminary Draft - Confidential

PennTex Situation Analysis

Historical PennTex Trading Performance



6/4/15: PTXP commences trading (PTXP prices its initial public offering at $20.00 per unit on 6/3/15)
9/14/15: Announces completion of the 200 MMcfd capacity Mt. Olive Gas Processing Plant
7/23/15: Declares initial quarterly distribution of $0.275 per unit ($1.10 per unit annualized)
7/21/16: Announces 3.5% quarterly distribution increase to $0.2846 per unit ($1.14 per unit annualized)
5/16/16: Range Resources Corporation announces merger with Memorial Resource Development Corp. in an all-stock transaction valued at $4.4 billion
10/25/16: PTXP announces 3.7% quarterly distribution increase to $0.2950 per unit ($1.18 per unit annualized) and ETP announces $640.0 million acquisition of (i) the PennTex GP and PTXP's IDRs, (ii) 6,301,596 PTXP common units and (iii) 20,000,000 PTXP subordinated units
5/18/17: ETP announces unsolicited tender offer after market close to acquire all of the outstanding common units owned by the public for $20.00 per unit in cash
Price Per Unit
$30.00
$27.50
$25.00
$22.50
$20.00
$17.50
$15.00
$12.50
$10.00
$7.50
$5.00
Volumes (in thousands)[1]
1,000
900
800
700
600
500
400
300
200
100
--
6/4/2015
10/26/2015
3/18/2016
8/10/2016
1/1/2017
5/26/2017
PTXP Volume
PTXP Price

Source: FactSet, Partnership filings
Note: Market data as of May 26, 2017

1. Trading volume of 8,887,033 trades on PTXP's first trading day of June 4, 2015 and trading volume of 8,475,123 trades on May 19, 2017 (first trading day following ETP's unsolicited tender offer) not fully captured in chart

EVERCORE 11 PennTex

PennTex Situation Analysis Source: FactSet, Bloomberg Short interest per FactSet as of May 15, 2017 12 Equity Ownership Summary and Summary of Units to Achieve Minimum Tender Requirement Equity Ownership Minimum Tender Condition Approximately 73.3% of unaffiliated common units Approximately 23.5% of unaffiliated common units

Preliminary Draft - Confidential

PennTex Situation Analysis

PennTex Asset Overview Summary

- PTXP primary operating assets include natural gas gathering pipelines, two natural gas processing plants, a residue gas transportation pipeline and an NGL transportation pipeline

PTXP Assets

Natural Gas Gathering Pipeline	▪ 35-mile rich natural gas gathering system ▪ 30.3 miles of 12" pipeline, 1.4 miles of 20" pipeline and 3.1 miles of 24" pipeline ▪ Provides access to both of PTXP's natural gas processing plants as well as ETP's Minden natural gas processing plant (the "Minden Plant") ▪ Capacity of at least 400 MMcfd to PTXP's processing plants and 50 MMcfd to the Minden Plant
Lincoln Parish Plant	▪ 200 MMcfd design-capacity cryogenic natural gas processing plant located near Arcadia, Louisiana ▪ On-site NGL storage and truck loading facilities
PennTex Residue Gas Pipeline	▪ 15-mile, 24" residue natural gas header with at least 400 MMcfd of capacity ▪ Provides market access for residue natural gas from the Lincoln Parish Plant and the Mt. Olive Plant for delivery to third-party pipelines ▪ Allows customers to access the Perryville Hub and other markets in the Gulf Coast region
Mt. Olive Plant	▪ 200 MMcfd design-capacity cryogenic natural gas processing plant near Ruston, Louisiana ▪ On-site liquids handling facilities for inlet gas
PennTex NGL Pipeline	▪ 40-mile NGL pipeline, consisting of 27 miles of 10" pipeline and 13 miles of 8" pipeline ▪ Total capacity of over 36,000 Bblsd ▪ Connects processing plants to a delivery point to DCP's Black Lake pipeline in Ada, Louisiana, providing a Mont Belvieu-based market for PennTex's customers

Source: PTXP public filings

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PennTex Midstream Partners

Preliminary Draft - Confidential

PennTex Situation Analysis

Summary of PennTex's Contracts with Range Resources Corporation ("RRC")

Contract	Maturity	Commitments	Fees / Rates
AMI and Exclusivity Agreement	9/30/30	Exclusive right to build midstream infrastructure / provide midstream services for RRC on its operated acreage in northern Louisiana (other than production subject to existing third-party commitments)	Not applicable
Natural Gas Processing	9/30/30	Contains MVCs that are measured on a cumulative basis and based on specified daily minimum volume thresholds Daily minimum volume thresholds: - 7/1/16 - 6/30/26: 460 BBtud - From 7/1/26 - 5/31/30: 345 BBtud - From 6/1/30 - 9/30/30: 115 BBtud During the first five years of the agreement, RRC may increase the MVC in increments of 57.5 BBtud up to an aggregate additional 230 BBtud, subject to available capacity	Volumes delivered up to the then-applicable daily MVC threshold are considered firm reserved gas and charged a fixed fee of $0.435 per BBtud for the first 345 BBtud of firm reserved volumes and $0.35 per BBtud for any firm reserved volumes in excess thereof (with CPI escalator) Fixed fee of $0.35 per MMBtu for interruptible volumes processed (in excess of MVC threshold) through 9/30/30 (with CPI escalator)
Rich Natural Gas Gathering	5/31/30	Includes a firm capacity reservation payment and a usage fee component that is subject to a minimum volume commitment The deficiency fee calculation is based on RRC's then applicable daily minimum volume commitment under the processing agreement (usage fee only) Gathering volumes delivered to ETP facilities are not subject to a deficiency fee or MVC but will be applied against the volume delivery requirements for purposes of the MVC	Current - 11/30/19: Firm capacity reservation payment of $0.03 per MMBtu is payable for a daily capacity of 460 BBtud (fees in excess subject to interruptible rates), and usage fee component of $0.02 per MMBtu is payable for volumes delivered into the gathering system 12/1/19 - 5/31/30: No firm capacity reservation payment, and the usage fee component will increase to $0.05 per MMBtu Rich natural gas delivered to facilities operated by ETP generate a usage fee of $0.22 per MMBtu
Residue Gas Transportation	5/31/30	Plant tailgate dedication pursuant to which all of RRC's residue gas delivered from PennTex's processing plants is transported on the residue gas pipeline	Usage fee of $0.04 per MMBtu for all volumes. In additional, through 12/31/25, RRC pays an additional fee of $360,000 per month for priority firm service for the first 100 BBtud of residue gas delivered to PennTex for transportation by Range Resources
NGL Transportation	9/30/30	Plant tailgate dedication pursuant to which all of RRC's NGLs delivered from PennTex's processing plants is transported on the PennTex NGL Pipeline	Usage fee of $1.68 per barrel for all volumes. The rate is subject to the terms of tariff, which is filed with FERC

Source: SEC filings, PTXP management

Evercore
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PennTex Midstream Partners

Preliminary Draft - Confidential

PennTex Situation Analysis

Acreage Dedication to ETP Expiring in 2020E

- There is a subset of the Range Acreage currently dedicated to ETP for natural gas processing (the "ETP Processing Dedication") that will become available to PTXP in February 2020
  - Based on discussions with ETP management, the current volumes associated with such acreage is approximately 200 BBtud and the majority of Range's 2017E development plan is focused on the ETP Processing Dedication
  - In February 2020, a portion of this volume would likely be allocated (via allocation by Range to PTXP) to the currently underutilized MVC (460 BBtud) with the excess volumes potentially nominated to PTXP to process the volumes via a newly-constructed natural gas processing plant or via a PTXP arrangement with a third-party (RRC's current processing volumes are approximately 100 BBtud less than 460 BBtud MVC commitment)
- These volumes could represent revenue potential to PTXP in 2020E and beyond, but the economics are unclear:
  - **Nomination Uncertainty:** Range nomination could trigger a nine month period during which PTXP would need to build or get access to a natural gas processing plant to service the volumes
    - Depending on size of plant, economic returns are difficult to quantify (we have been informed by ETP that a smaller, 50 MMcfd plant would likely only achieve single digit returns)
  - **Volume Uncertainty:** Since the event is in February 2020, Range has not indicated or given guidance on where volumes will be (thus no indication of nominations)
    - Decline rates are high on these wells
  - **Capacity Uncertainty:** While PTXP has ample takeaway alternatives for residue gas, NGL takeaway capacity is constrained
    - Availability of capacity on Black Lake Pipeline uncertain
    - Trucking too expensive
    - Alternative to construct a pipeline (cost uncertain, terms/rates uncertain)
    - Potential for excess capacity via Energy Transfer on Black Lake Pipeline, but uncertain given 2020 timeframe

Range North Louisiana Asset Map


Claiborne
Union
Lincoln
Bienville
Jackson
Ou
Legend
PTXP Pipeline
PTXP Processing Plant
ETP Processing Dedication
Range Acreage
Range AMI

Source: ETP management

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PennTex

Preliminary Draft - Confidential

PennTex Situation Analysis

North Louisiana NGL Takeaway Alternatives

- The primary NGL takeaway option out of North Louisiana is the Black Lake Pipeline, owned by DCP Midstream, LP ("DCP")
  - Capacity of 80 MBblsd
  - 2016A throughput of 55 MBblsd (69% utilization)
    - DCP is the largest active shipper on the Black Lake Pipeline, accounting for approximately 66% of total throughput in 2016A
- The Black Lake Pipeline transports NGLs to Mont Belvieu, Texas from the following sources in northwestern Louisiana and southeastern Texas:
  - Third-party processing plants
  - Sand Hills Pipeline
  - Third-party storage facility

PTXP Q3 2015 Earnings Call Takeaway Discussion

Question: "If we were to add a third plant, do we need to increase the residue gas and NGL takeaway, or are the new lines big enough to handle?"

-Kristina Kazarian, Analyst
Deutsche Bank

Answer: "That's a little bit of a complicated answer, but it really kind of depends on where the gas is sourced. **If it's on the west side of the field, I think, there, we'd need to make some additional residue and natural gas access points created. On the – further on the east, I think there may be other alternatives.** So, I think the simple answer is, yes, some. The NGL side, I think, we have enough capacity in our existing system, but **we do question whether there's ample capacity out of the entire region. So, there are – the answer is, I think, yes, but it's a little bit too early, I think, to describe how we think that's going to look going forward.**"

-Thomas F. Karam, CEO
PTXP

NGL Takeaway Pipeline Map



Louisiana
Dallas
Ellis
Kaufman
Van Zandt
Smith
Wood
Upshur
Gregg
Harrison
Marion
Cass
Caddo
Bossier
Webster
Claiborne
Lincoln
Bienville
Jackson
De Soto
Red River
Winn
Natchitoches
Sabine
Grant
Rapides
Vernon
Beauregard
Allen
Calcasieu
Jefferson Davis
Cameron
Navarro
Henderson
Anderson
Cherokee
Rusk
Panola
Shelby
Nacogdoches
San Augustine
Freestone
Limestone
Leon
Houston
Angelina
Trinity
Robertson
Madison
Walker
Polk
Tyler
Jasper
Newton
Brazos
Grimes
Burleson
San Jacinto
Hardin
Washington
Montgomery
Liberty
Orange
Austin
Waller
Harris
Jefferson
Chambers
Colorado
Fort Bend
Wharton
Brazoria
Galveston
Texas
Louisiana

Legend
DCP Midstream
Enterprise Products
Marathon
Energy Transfer Partners
Other NGL Pipelines

Source: Call Transcripts, Public Filings

EVERCORE 16 PennTex

Preliminary Draft - Confidential

PennTex Situation Analysis

Range Resources Corporation Overview

- Range is Fort Worth, Texas-based independent producer focused on the Marcellus Shale and Lower Cotton Valley formation of North Louisiana
  - Year-end 2016 proved reserves of 12.1 Tcfe, estimated resource potential of approximately 100.0 Tcfe
  - Approximately 515,000 net acres in Southwest Marcellus (PA) and 95,000 acres in NE Marcellus (PA)
    - 4,700 identified locations in the Marcellus and 2,800 locations in the Upper Devonian[1]
    - Expect to run an average of four rigs throughout 2017
  - Approximately 220,000 net acres in North Louisiana
    - Total proved reserves of 1.3 Tcfe as of December 31, 2016
    - Plan to operate an average of four rigs in 2017, and currently operating five rigs (34% of 2017E capital plan)
    - Expect to target four of the stacked over-pressured pay zones in the Lower Cotton Valley termed the Upper Red, Lower Red, Lower Deep Pink and Upper Deep Pink
    - Successfully reduced well costs in Terryville to $7.4 million from $8.7 million at acquisition date

Range North Louisiana Asset Map


Arkansas
Louisiana
PTXP Pipeline
PTXP Processing Plant
Range Acreage
Range AMI

North Louisiana Well Economics

	Upper Red	Lower Red
EUR	17.5 Bcfe	11.8 Bcfe
EUR/1,000 ft. Lateral	2.3 Bcfe	1.6 Bcfe
Well Cost	$7.4 MM	$7.4 MM
Cost/1,000 ft. Lateral	$987 M	$987 M
Lateral Length	7,500 ft.	7,500 ft.
IRR[2] – $3.00 / MMBtu	100+%	38%
IRR at Strip as of 12/30/16	100+%	45%

Source: Company filings and press releases
1. Assumes 8,000 foot laterals
2. For flat pricing natural gas case, oil price assumed to be $50.00 / Bbl for 2017, $60.00 / Bbl for 2018 then $65.00 / Bbl to life with no escalation

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PennTex

Preliminary Draft - Confidential

PennTex Situation Analysis

Range Public Guidance

"…brought on line 27 wells in the first quarter. The locations for this group of wells were chosen by the previous operator and 18 of the wells had already been drilled prior to Range acquiring the assets last September. Completing this large backlog of wells, many of which had been waiting on completion for almost a year…Going forward, the Company is planning a more balanced pace of drilling and completion activity to minimize the impact on offset production and continue driving operational efficiencies. Since taking over operations, Range has also revised production methods in accordance with Range's safety and facilities protocol, which reduces 2017 production rates by approximately 30 MMcfe per day. This facility change results in a production profile that has a flatter decline and does not change expected ultimate recovery. The Company expects to bring to sales 29 additional wells during the remainder of the year."

– Range Resources Press Release, April 24, 2017

Historical and Forecasted Production (MMcfed) and Well Counts (Gross)


40[1]
92
185
345
410
397
Q2 – Q4 2017E: 29 Additional Wells
2013A
2014A
2015A
2016A
Q1 2017A

Wells Drilled	30	34	33	N/A	27

Source: DrillingInfo, Public filings, Investor presentations
1. Shut-in production

2017E Capital Expenditures


Other
$12 Million
1%
North Louisiana
$391 Million
34%
Marcellus
$748 Million
65%

Total Capital Expenditures Budget: $1.15 Billion

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PennTex

PennTex Situation Analysis Source: Company filings, FactSet 19 Market Capitalization and Valuation Share Price Performance (Last Two Years) Range Summary Market Data($ in millions, except per share amounts) As of 05/26/17 Share Price $24.20 Fully Diluted Shares Outstanding (millions) 247.6 Total Equity Value $5,992 Plus: Total Debt 3,772 Less: Cash (1) Total Enterprise Value $9,763 Estimates and Implied Metrics I/B/E/S Data Metric Price / Cash Flow 2017E $4.05 6.0x 2018E 5.22 4.6 EV / EBITDAX 2017E $1,206 8.1x 2018E 1,498 6.5 EV / Proved Reserves ($/Mcfe) 12,072 Bcfe $0.81 EV / Production ($/Mcfed) Current 1,932 MMcfed $5,054 2017E 2,065 MMcfed 4,729 2018E 2,511 MMcfed 3,888 Credit Metrics Net Debt / 2017E EBITDAX $1,206 3.1x Net Debt / 2018E EBITDAX 1,498 2.5 Net Debt / Proved Reserves ($/Mcfe) 12,072 Bcfe $0.31 Net Debt / PD Reserves ($/Mcfe) 6,770 Bcfe 0.56 Credit Ratings (Senior Unsecured) Moody's B1 S&P BB+

Preliminary Draft - Confidential

PennTex Situation Analysis

WildHorse Resource Development Corporation Overview

Summary

- WildHorse is a small-cap E&P focused in the Eagle Ford Shale and North Louisiana
  - Year-end 2016 proved reserves of 1,052.4 Bcfe
  - Approximately 358,000 net acres in the East Texas Eagle Ford Shale
    - 2,651 net drilling locations
    - Currently running five rigs
  - Approximately 104,000 net acres in North Louisiana
    - 648 net locations with 11 operated horizontal wells drilled to date
    - Currently operating one rig and plan to add a second in 2Q17
    - Wholly-owned midstream subsidiary currently constructing a gathering system with total capacity of approximately 250 MMcfd with expansion capability for horizontal Cotton Valley development program

WildHorse North Louisiana Asset Map


PTXP Pipeline
PTXP Processing Plant
WildHorse Pipeline
WildHorse Producing Well
RRC Acreage
WildHorse Acreage

Recent Events

- In May 2017, announced $625.0 million Eagle Ford acquisition from Anadarko and KKR, $425.0 million convertible preferred offering and $200.0 million increase in borrowing base (to $650.0 million)
- In April 2017, announced upsizing of borrowing base from $362.5 million to $450.0 million
- In February 2017, announced a pending acquisition of 10,535 net acres in Burleson County from multiple sellers for $15.6 million
- In February 2017, issued $350.0 million 6.825% Senior Unsecured Notes due 2025
- In December 2016, the Company closed its initial public offering of 27,500,000 shares of common stock at $15.00 per share
- In December 2016, closed acquisition of ~158,000 net acres from Clayton Williams in Eagle Ford

Source: Company filings and press releases
Note: Pro forma for $625 million Eagle Ford acquisition announced May 11, 2017

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PennTex

PennTex Situation Analysis Source: Company filings, FactSet 21 Market Capitalization and Valuation Share Price Performance Since IPO WildHorse Summary Market Data($ in millions, except per share amounts)

PennTex Situation Analysis The PennTex financial projections, as provided by PennTex management (the “PennTex Financial Projections”) and utilized herein by Evercore, incorporate the following assumptions: Commodity prices as follows: General and Administrative expenses that include a management fee of approximately $4.0 million (paid in cash) to ETP pursuant to the services and secondment agreement between PTXP and ETP EBITDA, maintenance capital expenditures and growth capital expenditures through 2019E per PTXP management Assumes no additional third-party or related-party acquisitions or divestitures PTXP maintains its current $1.18 per unit annual distribution throughout forecast period Interest expense based on credit agreement and assumes an interest rate of LIBOR plus 200 basis points Growth capital expenditures funded with distributable cash flow surplus Excess cash after growth capital expenditures utilized to repay revolving credit facility Standalone PennTex Financial Projections – Assumptions Source: PTXP management 22

PennTex Situation Analysis Historical and Projected Operating Data Natural Gas Gathering Volumes (BBtud) Natural Gas Processing Volumes (BBtud) Natural Gas Transportation (BBtud) NGL Production (Bblsd) Source: PTXP management, Partnership SEC filings Note, PTXP’s MVC is for 460 BBtud, and is not reduced by volumes processed for other customers. The actual MVC volumes charged are therefore higher than the amount reflected in the chart by the volumes processed for other customers 23 Range Other Customers MVC Deficit1

PennTex Situation Analysis Summary PennTex Financial Projections Source: PTXP management ($ in millions, except per unit amounts) 24 For the Years Ending December 31, CAGR 2017E 2018E 2019E 2017E-2019E Processing Fees $52.8 $61.8 $61.8 Processing MVC Revenue (Deferred) 19.7 10.4 10.4 Total Processing Revenue $72.5 $72.1 $72.1 Gathering Usage Fees $3.3 $3.3 $3.3 Firm Gathering Fees 5.0 5.0 5.0 Gathering MVC Revenue 1.0 0.6 0.6 Total Gathering Revenue $9.3 $8.9 $8.9 Firm Residue Gas Transportation $2.5 $4.3 $4.3 Interruptible Residue Gas Transportation 5.1 4.7 4.7 Total Residue Gas Transportation Revenue $7.6 $9.1 $9.1 NGL Transportation Revenue 7.8 8.9 8.9 NGL Sales / Other 0.3 (0.3) 0.0 Total Revenue $97.5 $98.7 $99.0 0.7% Less: Operating and Maintenance Expense (8.5) (8.7) (8.9) Less: General and Administrative Expense (6.0) (6.1) (6.2) EBITDA $83.0 $83.9 $83.8 0.5% Less: Cash Interest Expense (5.0) (4.5) (3.8) Less: Maintenance Capital Expenditures (0.5) (0.5) (0.5) Management Case Check Distributable Cash Flow $77.5 $78.8 $79.5 1.3% Distributed Cash Flow: Common Units (Public) $16.5 $16.5 $16.5 Common Units (ETP) 7.9 7.9 7.9 Subordinated Units (ETP) 23.6 23.6 23.6 GP -- -- -- Management Case Check Distributed Cash Flow $48.0 $48.0 $48.0 % to GP -- -- -- GP IDRs $-- $-- $-- 0.0% Weighted Average LP Units Outstanding 40.7 40.7 40.7 DCF / LP Unit $1.72 $1.75 $1.76 1.0% Distribution / LP Unit 1.18 1.18 1.18 0.0% LP Coverage 1.46x 1.48x 1.49x Total Coverage 1.61 1.64 1.65 Management Case Check Distributable Cash Flow Surplus / (Shortfall) $29.4 $30.8 $31.5

PennTex Situation Analysis PennTex Financial Projections – Sources and Uses Source: PTXP management ($ in millions, except per unit amounts) 25 For the Years Ending December 31, 2017E 2018E 2019E Sources: Equity Issued to the Public $-- $-- $-- Equity Issued to the Sponsor -- -- -- GP Contribution -- -- -- Debt Issued / (Repaid) (27.4) (28.8) (29.5) Distributable Cash Flow Surplus / (Shortfall) 29.4 30.8 31.5 Other 4.0 -- -- Total Sources $6.0 $2.0 $2.0 Uses: Growth Capital Expenditures $2.0 $2.0 $2.0 Cash Utilized 4.0 -- -- Total Uses $6.0 $2.0 $2.0 Capital Structure: Cash $4.5 $4.5 $4.5 Total Debt 140.6 111.8 82.3 Net Debt $136.1 $107.3 $77.9 Credit Statistics: Debt / Adjusted EBITDA 1.7x 1.3x 1.0x Net Debt / Adjusted EBITDA 1.6 1.3 0.9

Preliminary PennTex Valuation Analysis

Preliminary Draft - Confidential

Preliminary PennTex Valuation Analysis

Valuation Methodologies

- Evercore analyzed the value of the PTXP common units utilizing the following methodologies:

Methodology	Description	Metrics/Assumptions
Discounted Cash Flow Analysis	■ Values PTXP common units based on the concept of the time value of money ■ Utilizing the PennTex Financial Projections as previously reviewed herein, Evercore: ▶ Utilized varying weighted average cost of capital ("WACC") discount rates and applied various perpetuity growth rates to derive after-tax valuation ranges for PTXP ▶ Calculated terminal values based on a range of multiples of EBITDA as well as assumed perpetuity growth rates	■ Tax depreciation utilizes a 7-year MACRS depreciation schedule ■ EBITDA exit multiple of 10.0x to 11.0x ■ Perpetuity growth rate of 1.5% to 2.5% ■ WACC of 9.5% to 10.5% based on the Capital Asset Pricing Model ("CAPM") for PTXP ■ Tax rate of 35.0% ■ Discounted the projected cash flows to the assumed June 30, 2017 transaction date
Discounted Distribution Analysis	■ Valuation based on the present value of the future cash distributions to PTXP unitholders	■ Projected distributions based on PennTex Financial Projections ▶ Terminal yield range of 6.5% to 7.5% applied to the projected distribution per unit ■ Projected distributions assuming a 1.125x total distribution coverage ratio ▶ Terminal yield range of (i) 6.5% to 7.5% and (ii) 9.5% to 10.5% applied to the projected distribution per unit ■ Cost of equity of 10.5% to 11.5% based on CAPM and cost of equity of 12.0% to 13.0% based on expected total return for similar MLPs
Precedent M&A Transaction Analysis	■ Values PTXP common units based on multiples of transaction value to EBITDA based on historical asset transactions involving natural gas gathering and processing assets and historical corporate transactions involving natural gas gathering and processing MLPs and corporations	■ Enterprise value / EBITDA multiples applied to 2017E EBITDA ■ For the analysis involving asset transactions, the resulting values are discounted at a 10.0% midpoint PTXP WACC discount rate to the assumed June 30, 2017 transaction date
Peer Group Trading Analysis	■ Values PTXP common units based on multiples of current market enterprise value to EBITDA for selected gathering and processing MLPs	■ Enterprise value / EBITDA multiples applied to 2017E EBITDA, 2018E EBITDA and 2019E EBITDA
Premiums Paid Analysis	■ Values PTXP common units based on 1-Day, 5-Day and 30-Day premiums paid in historical transactions since 2011 of (i) MLP Buy-Ins and (ii) MLP Mergers	■ Historical MLP Merger Premium range applied to relevant 1-Day, 5-Day and 30-Day PTXP unit prices ■ Median 1-Day, 5-Day and 30-Day premiums paid applied to relevant PennTex unit prices

EVERCORE 26 PennTex MIDSTREAM PARTNERS

Summary Preliminary Valuation Analysis – PTXP Unit Preliminary PennTex Valuation Analysis 27 For Reference Purposes Only Offer Price $20.00 per Unit

Preliminary PennTex Valuation Analysis 28 Discounted Cash Flow Analysis – Assumptions Evercore utilized the following assumptions for analyzing PTXP’s discounted cash flows: Discounted the projected cash flows to the June 30, 2017 effective date EBITDA exit multiple of 10.0x to 11.0x Perpetuity growth rate of 1.5% to 2.5% WACC of 9.5% to 10.5% based on CAPM for selected gathering and processing MLP peers Tax depreciation forecast based on a full tax-basis step-up and a 7-year MACRS depreciation schedule For the terminal value, tax depreciation assumed to be equal to maintenance capital expenditures

Discounted Cash Flow Analysis – PennTex Financial Projections($ in millions, except per unit amounts) Summary Results EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities Preliminary PennTex Valuation Analysis Source: PTXP management 29 For the Six Months Ending Terminal Value December 31, For the Years Ending December 31, EBITDA Perpetuity 2017E 2018E 2019E Exit Multiple Growth Rate EBITDA $42.3 $83.9 $83.8 $83.8 $83.8 Less: Tax Depreciation and Amortization (119.7) (205.5) (147.5) (0.5) EBIT ($77.4) ($121.6) ($63.6) $83.3 Less: Cash Taxes @ 35.0% -- -- -- (29.2) EBIAT ($77.4) ($121.6) ($63.6) $54.2 Plus: Tax Depreciation and Amortization 119.7 205.5 147.5 0.5 Less: Maintenance Capital Expenditures (0.3) (0.5) (0.5) (0.5) Less: Growth Capital Expenditures (1.0) (2.0) (2.0) -- Unlevered Free Cash Flow $41.1 $81.4 $81.3 $54.2 EBITDA Multiple / Perpetuity Growth Rate 10.5x 2.0% Terminal Value $880.2 $690.6 PV of Terminal Value @ 10.0% $693.6 - $544.2 Plus: PV of Unlevered Free Cash Flow @ 10.0% 181.3 Plus: PV of 0.5x 2019E NOL Tax Benefit @ 10.0% 36.2 Implied Enterprise Value $911.1 - $761.7 Less: Projected Debt as of June 30, 2017 (155.2) Plus: Projected Cash as of June 30, 2017 4.5 Implied Equity Value $760.4 - $610.9 Projected Units Outstanding as of June 30, 2017 40.7 Implied PTXP Unit Price $18.68 - $15.01 EBITDA Multiple Perpetuity Growth Rate $18.7 9.5x 10.0x 10.5x 11.0x 11.5x 9.0% $17.53 $18.39 $19.26 $20.13 $20.99 9.5% 17.25 18.11 18.96 19.82 20.67 10.0% 16.98 17.83 18.68 19.52 20.37 10.5% 16.73 17.56 18.40 19.24 20.07 11.0% 16.48 17.31 18.13 18.96 19.78 WACC $15.0 1.0% 1.5% 2.0% 2.5% 3.0% 9.0% $15.28 $16.30 $17.46 $18.80 $20.36 9.5% 14.25 15.14 16.15 17.30 18.63 10.0% 13.34 14.12 15.01 16.01 17.15 10.5% 12.52 13.21 13.99 14.87 15.87 11.0% 11.78 12.40 13.09 13.87 14.74 WACC

Preliminary Draft - Confidential

Preliminary PennTex Valuation Analysis

Discounted Distribution Analysis – PennTex Financial Projections

- The analysis below sets forth PTXP's projected annual distribution per unit assuming the PennTex Financial Projections, discounted at a cost of equity for PTXP ranging between 10.5% and 11.5% based on CAPM and 12.0% to 13.0% based on the total expected market return

Summary Results

	For the Six Months Ending December 31,	For the Years Ending December 31,		Terminal Value		
	2017E	2018E	2019E	Low	-	High
PTXP Standalone Distribution per LP Unit	$0.59	$1.18	$1.18		$1.18	
Terminal Yield[1]				7.5%	-	6.5%
Terminal Value				$15.73	-	$18.15
Equity Cost of Capital Based on CAPM						
PV @ 10.0% of Value per PTXP Common Unit				$15.02	-	$16.93
PV @ 10.5% of Value per PTXP Common Unit				**14.87**	**-**	**16.75**
PV @ 11.0% of Value per PTXP Common Unit				**14.72**	**-**	**16.58**
PV @ 11.5% of Value per PTXP Common Unit				**14.57**	**-**	**16.41**
PV @ 12.0% of Value per PTXP Common Unit				14.42	-	16.24
Implied PTXP Common Unit Value Range - Based on CAPM				**$14.57**	**-**	**$16.75**
Equity Cost of Capital Based on Expected Market Return						
PV @ 11.5% of Value per PTXP Common Unit				$14.57	-	$16.41
PV @ 12.0% of Value per PTXP Common Unit				**14.42**	**-**	**16.24**
PV @ 12.5% of Value per PTXP Common Unit				**14.27**	**-**	**16.08**
PV @ 13.0% of Value per PTXP Common Unit				**14.13**	**-**	**15.91**
PV @ 13.5% of Value per PTXP Common Unit				13.99	-	15.75
Implied PTXP Common Unit Value Range - Based on Expected Market Return				**$14.13**	**-**	**$16.24**

1. Unaffected PTXP yield range over past three months of 6.8% to 7.5%, with an average of 7.1% as of May 18, 2017

EVERCORE
30
PennTex MIDSTREAM PARTNERS

Discounted Distribution Analysis – Reduced Coverage with PTXP Terminal Yield Unaffected PTXP yield range over past three months of 6.8% to 7.5%, with an average of 7.1% as of May 18, 2017 Summary Results Preliminary PennTex Valuation Analysis 31 The analysis below sets forth PTXP’s projected annual distribution per unit assuming a total distribution coverage ratio of 1.125x, discounted at a cost of equity for PTXP ranging between 10.5% and 11.5% based on CAPM and 12.0% to 13.0% based on the total expected market return For the Six Months Ending December 31, For the Years Ending December 31, Terminal Value 2017E 2018E 2019E Low - High PTXP Distribution per LP Unit (1.125x Coverage) $0.80 $1.61 $1.61 $1.61 Terminal Yield 1 7.5% - 6.5% Terminal Value $21.46 - $24.76 Equity Cost of Capital Based on CAPM PV @ 10.0% of Value per PTXP Common Unit $20.48 - $23.08 PV @ 10.5% of Value per PTXP Common Unit 20.27 - 22.84 PV @ 11.0% of Value per PTXP Common Unit 20.06 - 22.61 PV @ 11.5% of Value per PTXP Common Unit 19.86 - 22.37 PV @ 12.0% of Value per PTXP Common Unit 19.66 - 22.14 Implied PTXP Common Unit Value Range - Based on CAPM $19.86 - $22.84 Equity Cost of Capital Based on Expected Market Return PV @ 11.5% of Value per PTXP Common Unit $19.86 - $22.37 PV @ 12.0% of Value per PTXP Common Unit 19.66 - 22.14 PV @ 12.5% of Value per PTXP Common Unit 19.46 - 21.92 PV @ 13.0% of Value per PTXP Common Unit 19.27 - 21.70 PV @ 13.5% of Value per PTXP Common Unit 19.07 - 21.48 Implied PTXP Common Unit Value Range - Based on Expected Market Return $19.27 - $22.14

Preliminary Draft - Confidential

Preliminary PennTex Valuation Analysis

Discounted Distribution Analysis – Reduced Coverage with Implied No Growth Terminal Yield

- The analysis below sets forth PTXP's projected annual distribution per unit assuming a total distribution coverage ratio of 1.125x, discounted at a cost of equity for PTXP ranging between 10.5% and 11.5% based on CAPM and 12.0% to 13.0% based on the total expected market return

Summary Results

	For the Six Months Ending December 31,	For the Years Ending December 31,		Terminal Value		
	2017E	2018E	2019E	Low	-	High
PTXP Distribution per LP Unit (1.125x Coverage)	$0.80	$1.61	$1.61		$1.61	
Terminal Yield[1]				10.5%	-	9.5%
Terminal Value				$15.33	-	$16.94
Equity Cost of Capital Based on CAPM						
PV @ 10.0% of Value per PTXP Common Unit				$15.65	-	$16.92
PV @ 10.5% of Value per PTXP Common Unit				**15.49**	**-**	**16.75**
PV @ 11.0% of Value per PTXP Common Unit				**15.34**	**-**	**16.58**
PV @ 11.5% of Value per PTXP Common Unit				**15.19**	**-**	**16.42**
PV @ 12.0% of Value per PTXP Common Unit				15.04	-	16.26
Implied PTXP Common Unit Value Range - Based on CAPM				**$15.19**	**-**	**$16.75**
Equity Cost of Capital Based on Expected Market Return						
PV @ 11.5% of Value per PTXP Common Unit				$15.19	-	$16.42
PV @ 12.0% of Value per PTXP Common Unit				**15.04**	**-**	**16.26**
PV @ 12.5% of Value per PTXP Common Unit				**14.89**	**-**	**16.10**
PV @ 13.0% of Value per PTXP Common Unit				**14.75**	**-**	**15.94**
PV @ 13.5% of Value per PTXP Common Unit				14.61	-	15.78
Implied PTXP Common Unit Value Range - Based on Expected Market Return				**$14.75**	**-**	**$16.26**

1. Based on yield implied for a no distribution growth MLP assuming the gathering and processing peer group for PTXP

EVERCORE 32 PennTex Midstream Partners

Preliminary Draft - Confidential

Preliminary PennTex Valuation Analysis

Precedent M&A Transactions – Selected Asset Gathering and Processing Transactions

($ in millions)

Date Announced	Acquiror / Target (Seller)	Transaction Value	EBITDA Multiple
03/17	Enterprise Products Partners LP / Acquisition of midstream business and assets via a 363 bankruptcy sale (Azure Midstream Partners LP)	$189.0	7.5x
01/17	DCP Midstream Partners, LP / Permian Basin, Midcontinent and DJ Basin gathering and processing assets and marketing and logistics assets (DCP Midstream, LLC)	3,851.0	8.0
11/16	Tesoro Logistics LP / Bakken gathering and processing assets (Whiting Oil and Gas Corporation, GBK Investments, LLC and WBI Midstream, LLC)	700.0	6.7
09/16	Rice Midstream Partners, LP / 30 miles of dry gas gathering assets and compression assets (Rice Midstream, Inc.)	600.0	13.3
07/16	Sanchez Production Partners LP / 50% interest in Carnero Gathering, LLC (Sanchez Energy Corp)	44.4	6.3
02/16	Summit Midstream Partners, LP / Summit Utica, Meadowlark Midstream, Tioga Midstream and 40.0% of Ohio Gathering (Summit Midstream Partners, LLC)	1,200.0	5.9
02/16	Western Gas Partners, LP / Springfield Pipeline LLC (Anadarko Petroleum Corporation)	750.0	5.8
12/15	I Squared Capital / San Juan Basin Gathering System (WPX Energy, Inc.)	309.0	14.3
12/15	EnLink Midstream Partners, LP / Tall Oak Midstream, LLC	1,550.0	13.0
11/15	Meritage Midstream Services IV, LLC / Rocky Mountain Infrastructure LLC (Bonanza Creek Energy, Inc.)	255.0	11.9
09/15	Sanchez Production Partners LP / Pipeline, Gathering and Compression Assets in Western Catarina (Sanchez Production Partners LP)	345.0	9.3
06/15	Enterprise Products Partners L.P. / 50.1% interest in Eagle Ford Shale Midstream business (Pioneer Natural Resources Company)	2,150.0	10.8
05/15	Southcross Energy Partners, LP / Remaining gathering, treating, compression and transportation assets (Southcross Holdings, LP)	78.0	5.8
04/15	Williams Partners L.P. / 21% equity interest in Utica East Ohio Midstream LLC (EV Energy Partners, L.P.)	575.0	15.1
03/15	Howard Midstream Energy Partners, LLC / Northeast Pennsylvania gathering assets (Southwestern Energy Company)	500.0	12.0
03/15	EQT Midstream Partners, LP / Northern West Virginia Marcellus Gathering System (EQT Corporation)	1,050.0	9.8
03/15	Western Gas Partners, LP / 50% interest in the Delaware Basin JV gathering system (Anadarko Petroleum Corporation)	176.0	8.8
02/15	Enlink Midstream Partners, LP / Coronado Midstream Holdings LLC	600.0	19.3
01/15	Marlin Midstream Partners / Legacy Gathering System (Azure Midstream Energy, LLC)	162.5	10.9
10/14	Western Gas Partners, LP / Nuevo Midstream LLC	1,500.0	16.5
10/14	American Midstream Partners, LP / Costar Midstream LLC (Energy Spectrum Partners and Costar Management)	470.0	10.5
06/14	Midcoast Energy Partners, L.P. / 12.6% interest in Midcoast Operating, L.P. (Enbridge Energy Partners, L.P.)	350.0	10.0
05/14	QEP Midstream Partners, LP / Green River Processing, LLC (QEP Resources, Inc.)	230.0	11.0
04/14	EQT Midstream Partners, LP / Jupiter Natural Gas Gathering System (EQT Corporation)	1,180.0	10.1
03/14	Summit Midstream Partners, LP / Red Rock Gathering Company, LLC (Summit Midstream Partners, LLC)	305.0	8.6
01/14	American Midstream Partners, LP / Eagle Ford Shale Natural Gas Midstream Assets (Penn Virginia Corporation)	100.0	12.5
	2014 - YTD 2017		
	Mean		**10.5x**
	Median		**10.3**
	2016 - YTD 2017 Only		
	Mean		**7.6x**
	Median		**6.7**

Source: Public filings

EVERCORE

33

PennTex Midstream Partners

Precedent M&A Transactions Analysis – Asset Transactions($ in millions, except per unit amounts) Source: PTXP management Precedent M&A Transactions – Asset Transactions Preliminary PennTex Valuation Analysis 34 2017E EBITDA $83.0 Relevant EBITDA Multiple 8.0x - 10.5x Implied Enterprise Value Range on December 31, 2017 $663.8 - $871.3 Implied Enterprise Value Range on June 30, 2017 @ 10.0% Discount Rate $633.0 - $830.7 Less: Present Value of Growth Capital Expenditures from June 30, 2017 to December 31, 2017 @ 10.0% Discount Rate (1.0) Implied Value $632.0 - $829.8 Relevant Enterprise Value $632.0 - $829.8 Less: Projected Debt as of June 30, 2017 (155.2) Plus: Projected Cash as of June 30, 2017 4.5 Implied Equity Value $481.2 - $679.0 Projected Units Outstanding as of June 30, 2017 40.7 Implied PTXP Unit Price $11.82 - $16.68

Preliminary Draft - Confidential

Preliminary PennTex Valuation Analysis

Precedent M&A Transactions – Selected Public MLP Gathering and Processing Transactions *($ in millions)*

		Transaction			
Date Announced	Acquiror(s) / Target	Consideration	Equity Value	Enterprise Value	Current Year EBITDA Multiple
01/26/17	Enbridge, Inc. / Midcoast Energy Partners, L.P. [1]	Cash-for-Unit	$369.1	$787.7	9.1x
07/13/15	MPLX LP / MarkWest Energy Partners, L.P.	Unit-for-Unit	15,736.0	19,956.0	21.5
05/06/15	Crestwood Equity Partners LP / Crestwood Midstream Partners LP	Unit-for-Unit	3,242.8	4,895.4	9.7
04/06/15	Tesoro Logistics LP / QEP Midstream Partners, LP	Unit-for-Unit	393.7	483.6	14.5
01/26/15	Energy Transfer Partners, L.P. / Regency Energy Partners LP	Unit-for-Unit	10,977.8	17,595.1	12.4
10/13/14	Targa Resource Partners LP / Atlas Pipeline Partners, L.P.	Unit-for-Unit	4,065.4	5,908.8	12.2
10/10/13	Regency Energy Partners LP / PVR Partners, L.P.	Unit-for-Unit	3,900.0	5,643.0	17.8
05/06/13	Inergy Midstream, L.P. / Crestwood Midstream Partners LP	Unit-for-Unit	1,420.0	2,167.1	16.1
01/29/13	Kinder Morgan Energy Partners, L.P. / Copano Energy, L.L.C.	Unit-for-Unit	3,260.9	4,640.5	13.1

Median	**13.1x**
Mean	**14.0**

Source: Public filings
Note: Selected precedent transactions excludes ETP's approximately $640 million purchase of 100% of membership interests of the PennTex GP and an approximately 65.5% LP interest in PTXP that was announced on October 25, 2016. The transaction included the acquisition of 100% of the GP/IDR interest as well as control of PTXP via the GP. Since no allocation of value between the LP and GP interests was disclosed, EVR excluded the October 25, 2016 "first step" of the ETP / PTXP merger

1. Enterprise value includes allocation of 51.6% interest in Midcoast Operating net debt

EVERCORE 35 PennTex Midstream Partners

Source: PTXP management Precedent M&A Transactions – Public MLP Transactions 36 Precedent M&A Transactions Analysis – Public MLP Transactions($ in millions, except per unit amounts) Preliminary PennTex Valuation Analysis 2017E EBITDA $83.0 Relevant EBITDA Multiple 10.5x - 13.5x Implied Value $871.3 - $1,120.2 Relevant Enterprise Value $871.3 - $1,120.2 Less: Projected Debt as of June 30, 2017 (155.2) Plus: Projected Cash as of June 30, 2017 4.5 Implied Equity Value $720.6 - $969.5 Projected Units Outstanding as of June 30, 2017 40.7 Implied PTXP Unit Price $17.70 - $23.81

Preliminary Draft - Confidential

Preliminary PennTex Valuation Analysis

Peer Group Trading Analysis

($ in millions, except per unit amounts)

Selected Gathering and Processing MLP Peers

	Price	Equity	Enterprise	Enterprise Value / EBITDA			Distribution Yield				Distribution	Total
Partnership	5/26/17	Value	Value	2017E	2018E	2019E	Current	2017E	2018E	2019E	Growth	Return
American Midstream Partners, LP	$12.95	$679	$2,012	11.3x	9.1x	9.0x	12.7%	12.7%	13.3%	13.9%	1.8%	14.5%
Crestwood Equity Partners LP	24.25	1,700	4,041	10.7	9.5	9.1	9.9%	9.9%	10.1%	10.8%	6.9%	16.8%
DCP Midstream Partners, LP	35.66	5,126	10,189	10.0	9.0	8.3	8.7%	8.7%	8.7%	9.0%	2.5%	11.3%
Enable Midstream Partners, LP	15.96	6,901	10,305	11.8	10.8	10.2	8.0%	8.0%	8.0%	8.2%	3.7%	11.7%
EnLink Midstream Partners, LP	17.45	6,070	10,822	12.6	11.0	10.1	8.9%	8.9%	8.9%	9.2%	2.3%	11.3%
Summit Midstream Partners, LP	23.25	1,716	2,986	9.7	8.5	7.6	9.9%	9.9%	10.2%	10.5%	4.4%	14.3%
Tallgrass Energy Partners, LP	50.75	3,719	5,839	8.8	7.9	7.0	6.6%	7.2%	8.4%	9.1%	6.7%	13.3%
Western Gas Partners, LP	55.61	9,327	12,360	11.7	9.8	8.5	6.3%	6.5%	7.0%	7.4%	5.5%	11.8%
Mean				**10.8x**	**9.4x**	**8.7x**	**8.9%**	**9.0%**	**9.3%**	**9.8%**	**4.2%**	**13.1%**
Median				**11.0**	**9.3**	**8.8**	**8.8%**	**8.8%**	**8.8%**	**9.1%**	**4.1%**	**12.5%**
PennTex Midstream Partners, LP	**$19.90**	**$810**	**$959**	**12.2x**	**11.0x**	**9.9x**	**5.9%**	**5.9%**	**6.3%**	**7.6%**	**11.1%**	**17.0%**

Source: Public filings and FactSet
Note: PennTex EBITDA multiples based on IBES consensus data

EVERCORE
37
PennTex Midstream Partners

Peer Group Trading Analysis – PennTex Financial Projections ($ in millions, except per unit amounts) Source: PTXP management Peer Group Trading Analysis Preliminary PennTex Valuation Analysis 38

Preliminary Draft - Confidential

Preliminary PennTex Valuation Analysis

Premiums Paid Analysis – MLP Buy-Ins and Mergers

($ in millions)

		Transaction			Premium		
Date Announced	Acquiror(s) / Target	Consideration	Equity Value	Enterprise Value	1-Day	5-Day	30-Day
2-Mar-17	**VTTI Energy Partners GP LLC / VTTI Energy Partners LP**	**Cash**	**$917.3**	**$1,258.0**	**6.0%**	**4.8%**	**14.4%**
1-Feb-17	**ONEOK, Inc. / ONEOK Partners, L.P.**	**Stock-for-Unit**	**9,278.3**	**17,115.6**	**25.8%**	**22.2%**	**23.1%**
26-Jan-17	**Enbridge Energy Co, Inc. / Midcoast Energy Partners, L.P.**	**Cash**	**369.1**	**787.7**	**(8.6%)**	**(1.8%)**	**10.3%**
18-Nov-16	Sunoco Logistics Partners L.P. / Energy Transfer Partners, L.P.	Unit-for-Unit	20,127.6	45,107.6	(0.2%)	1.6%	6.8%
24-Oct-16	American Midstream Partners, LP / JP Energy Partners LP	Unit-for-Unit	295.3	452.1	14.5%	13.7%	10.5%
26-Sep-16	**TransCanada Corporation / Columbia Pipeline Partners LP**	**Cash**	**1,711.1**	**2,287.0**	**11.1%**	**15.0%**	**25.6%**
1-Aug-16	**Transocean Ltd. / Transocean Partners LLC**	**Stock-for-Unit**	**862.8**	**1,605.0**	**15.0%**	**10.9%**	**1.0%**
31-May-16	**SemGroup Corporation / Rose Rock Midstream, L.P.**	**Stock-for-Unit**	**884.0**	**1,647.3**	**0.0%**	**0.9%**	**52.4%**
3-Nov-15	**Targa Resources Corp. / Targa Resources Partners LP**	**Stock-for-Unit**	**6,673.1**	**7,216.2**	**18.4%**	**23.1%**	**14.9%**
26-Oct-15	**Western Refining, Inc. / Northern Tier Energy LP**	**Cash/Stock-for-Unit**	**2,513.6**	**2,746.4**	**14.0%**	**11.9%**	**12.7%**
13-Jul-15	MPLX LP / MarkWest Energy Partners, L.P.	Unit-for-Unit	15,736.0	19,956.0	31.6%	35.8%	29.8%
13-May-15	**The Williams Companies, Inc. / Williams Partners L.P.**	**Stock-for-Unit**	**34,237.6**	**54,142.3**	**17.9%**	**17.1%**	**13.5%**
6-May-15	**Crestwood Equity Partners LP / Crestwood Midstream Partners LP**	**Unit-for-Unit**	**3,532.6**	**6,251.3**	**17.2%**	**17.4%**	**27.6%**
26-Jan-15	Energy Transfer Partners, L.P. / Regency Energy Partners LP	Unit-for-Unit	11,155.6	17,955.6	13.2%	16.4%	10.6%
27-Oct-14	Access Midstream Partners LP / Williams Partners L.P.	Unit-for-Unit	25,925.8	37,006.8	7.0%	6.7%	7.0%
13-Oct-14	Targa Resource Partners LP / Atlas Pipeline Partners, L.P.	Unit-for-Unit	4,065.4	5,908.8	15.0%	7.8%	3.0%
1-Oct-14	Enterprise Products Partners L.P. / Oiltanking Partners L.P. [1]	Unit-for-Unit	5,823.0	6,051.0	5.6%	4.6%	6.8%
10-Aug-14	**Kinder Morgan, Inc. / Kinder Morgan Energy Partners, L.P.**	**Stock-for-Unit**	**36,689.1**	**58,551.1**	**12.0%**	**10.8%**	**10.7%**
10-Aug-14	**Kinder Morgan, Inc. / El Paso Pipeline Partners, L.P.**	**Stock-for-Unit**	**5,288.5**	**10,021.5**	**15.4%**	**13.8%**	**7.3%**
10-Oct-13	Regency Energy Partners LP / PVR Partners, L.P.	Unit-for-Unit	3,899.3	5,664.3	25.6%	25.2%	23.7%
27-Aug-13	**Plains All American Pipeline, L.P. / PAA Natural Gas Storage LP**	**Unit-for-Unit**	**1,713.6**	**2,271.9**	**8.5%**	**8.7%**	**7.2%**
7-May-13	**Pioneer Natural Resources Company / Pioneer Southwest Energy Partners L.P.**	**Stock-for-Unit**	**933.0**	**1,086.0**	**23.0%**	**27.5%**	**9.6%**
6-May-13	Inergy Midstream, L.P. / Crestwood Midstream Partners LP	Unit-for-Unit	1,614.7	2,402.0	4.6%	1.7%	8.1%
29-Jan-13	Kinder Morgan Energy Partners, L.P. / Copano Energy, L.L.C.	Unit-for-Unit	3,777.5	4,724.3	21.8%	21.7%	36.7%
23-Feb-11	**Enterprise Products Partners L.P. / Duncan Energy Partners L.P.**	**Unit-for-Unit**	**2,405.0**	**3,302.8**	**27.9%**	**27.7%**	**27.4%**

		1-Day	5-Day	30-Day
MLP Buy-Ins	**Median**	**15.0%**	**13.8%**	**13.5%**
	Mean	**13.6%**	**14.0%**	**17.2%**
	Max	**27.9%**	**27.7%**	**52.4%**
	Min	**(8.6%)**	**(1.8%)**	**1.0%**
All MLP Mergers	**Median**	**14.5%**	**13.7%**	**10.7%**
	Mean	**13.7%**	**13.8%**	**16.0%**
	Max	**31.6%**	**35.8%**	**52.4%**
	Min	**(8.6%)**	**(1.8%)**	**1.0%**

Source: Partnership filings

Note: Highlighted transactions are those that are MLP buy-ins

1. Enterprise Products Partners L.P.'s acquisition of the GP interest, IDRs, common units and subordinated units in Oiltanking Partners L.P. held by Oiltanking Holding Americas, Inc. was announced on October 1, 2014, while Oiltanking Partners L.P.'s agreement to merge with a subsidiary of Enterprise Products Partners L.P. was announced on November 12, 2014. The premiums listed herein for this transaction are based on the unit price of Oiltanking Partners, L.P. as of September 30, 2014, which is the last date on which such unit price was unaffected by the announcement of either transaction

EVERCORE 39 PennTex MIDSTREAM PARTNERS

Preliminary PennTex Valuation Analysis MLP Buy-In Premiums Paid Analysis Premiums Paid Analysis – MLP Buy-Ins Premiums Paid Analysis – All Transactions 40 Source: FactSet 1-Day 5-Day 30-Day Relevant Unit Price $16.65 $16.43 $17.19 Historical MLP Merger Premium Range (8.6%) - 27.9% (1.8%) - 27.7% 1.0% - 52.4% Implied Transaction Price Range $15.22 - $21.29 $16.13 - $20.98 $17.36 - $26.19 Median Buy-In Premium 15.0% 13.8% 13.5% Median Implied Transaction Price $19.15 $18.69 $19.51 1-Day 5-Day 30-Day Relevant Unit Price $16.65 $16.43 $17.19 Historical MLP Merger Premium Range (8.6%) - 31.6% (1.8%) - 35.8% 1.0% - 52.4% Implied Transaction Price Range $15.22 - $21.91 $16.13 - $22.31 $17.36 - $26.19 Median MLP Merger Premium 14.5% 13.7% 10.7% Median Implied Transaction Price $19.06 $18.68 $19.03

Appendix

Weighed Average Cost of Capital

Preliminary Draft - Confidential

Weighted Average Cost of Capital Analysis

PTXP WACC Analysis – Capital Asset Pricing Model

($ in millions, except per unit amounts)

Weighted Average Cost of Capital – CAPM

Equity Cost of Capital

Partnership	Unit Price 5/26/17	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta [1]	Unlevered Beta [2]
American Midstream Partners, LP	$12.95	$678.7	$1,332.4	66.3%	1.65	0.73
Crestwood Equity Partners LP	24.25	1,699.7	2,147.4	55.8%	1.55	0.85
DCP Midstream Partners, LP	35.66	5,125.5	5,209.0	50.4%	1.48	0.89
Enable Midstream Partners, LP	15.96	6,900.9	3,409.0	33.1%	1.46	1.11
EnLink Midstream Partners, LP	17.45	6,069.9	4,281.1	41.4%	1.45	0.99
Summit Midstream Partners, LP	23.25	1,715.6	1,264.9	42.4%	1.34	0.91
Tallgrass Energy Partners, LP	50.75	3,718.6	2,088.2	36.0%	1.09	0.80
Western Gas Partners, LP	55.61	9,326.6	3,092.3	24.9%	1.27	1.05
			Mean	**43.8%**	**1.41**	**0.92**
			Median	**41.9%**	**1.46**	**0.90**
PennTex Midstream Partners, LP	**$19.90**	**$810.2**	**$152.8**	**15.9%**	**0.77**	**0.68**

WACC

Risk-free Rate [3]	2.7%
Unlevered Beta	0.90
Debt and Preferred / Total Capitalization	15.9%
Adjusted Levered Equity Beta	1.01
Market Risk Premium [4]	6.0%
Small Company Risk Premium [5]	2.1%
Equity Cost of Capital [6]	10.8%
Pre-Tax Cost of Debt	6.0%
After-Tax Cost of Debt	3.9%
WACC	**9.7%**

Debt and Preferred / Total Capitalization

Unlevered Beta	10.0%	15.9%	30.0%	40.0%	50.0%
0.80	9.3%	9.1%	8.8%	8.5%	8.3%
0.90	9.8%	9.7%	9.3%	9.0%	8.7%
1.00	10.4%	10.2%	9.8%	9.5%	9.2%
1.10	11.0%	10.8%	10.4%	10.0%	9.7%
1.20	11.6%	11.4%	10.9%	10.6%	10.2%

Source: Bloomberg; FactSet

1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta +(0.33) × 1.0
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 35.0%
3. 20-year Treasury as of May 26, 2017
4. Source: Duff and Phelps supply-side market risk premium
5. Decile: 8 (2.08%) with equity value range of $569.3 million to $1,030.4 million
6. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium

EVERCORE 41 PennTex Midstream Partners

Weighted Average Cost of Capital Analysis PTXP WACC Analysis – Expected Market Return Source: Bloomberg; FactSet Based on IBES distribution estimates Weighted Average Cost of Capital – Expected Market Return ($ in millions, except per unit amounts) 42 Unit Price Market Equity Total Partnership 5/26/17 Value Current Yield Distribution Growth 1 Return American Midstream Partners, LP $12.95 $678.7 12.7% 1.8% 14.5% Peer Crestwood Equity Partners LP 24.25 1,699.7 9.9% 6.9% 16.8% Total DCP Midstream Partners, LP 35.66 5,125.5 8.7% 2.5% 11.3% Return Enable Midstream Partners, LP 15.96 6,900.9 8.0% 3.7% 11.7% EnLink Midstream Partners, LP 17.45 6,069.9 8.9% 2.3% 11.3% Summit Midstream Partners, LP 23.25 1,715.6 9.9% 4.4% 14.3% Tallgrass Energy Partners, LP 50.75 3,718.6 6.6% 6.7% 13.3% Western Gas Partners, LP 55.61 9,326.6 6.3% 5.5% 11.8% Mean 13.1% Median 12.5% PennTex Midstream Partners, LP $19.90 $810.2 5.9% 11.1% 17.0%

Tax Impact to Unitholders

Tax Impact to Unitholders Evercore analyzed the estimated unitholder tax basis data as provided by PTXP management and as calculated by PricewaterhouseCoopers Plc Utilized most recent schedule K-1s for PTXP unitholders Analysis as of January 1, 2017 Utilized PTXP unit price of $20.00 based on the Offer Price Tax Analysis Assumptions 43

Tax Impact to Unitholders Distribution of Total Gain / Loss: Equal to Consideration less Estimated Basis Distribution of Ordinary Gain / (Loss) Distribution of Capital Gain / (Loss): Equal to Total Gain / (Loss) less Ordinary Gain / (Loss) Distribution of Total Taxes1 Source: PTXP management tax data as of 1/1/2017 with 28 issuance groups (excluding ETP affiliated groups) assuming a PTXP unit price of $20.00 Distribution of total taxes assumes 20% capital gain tax rate and 39.6% ordinary gain tax rate 44

Additional Valuation Analysis – No Tax

Discounted Cash Flow Analysis – PennTex Financial Projections($ in millions, except per unit amounts) Summary Results EBITDA Exit Multiple Sensitivities Additional Valuation Analysis – No Tax Source: PTXP management Note: Perpetuity methodology excluded due to terminal value assumption of full tax basis forever and taxes never being paid by the unitholder 45 For the Six Months Ending Terminal Value December 31, For the Years Ending December 31, EBITDA 2017E 2018E 2019E Exit Multiple EBITDA $42.3 $83.9 $83.8 $83.8 Less: Tax Depreciation and Amortization (126.5) (217.1) (155.8) EBIT ($84.2) ($133.2) ($71.9) Less: Cash Taxes @ 0.0% -- -- -- EBIAT ($84.2) ($133.2) ($71.9) Plus: Tax Depreciation and Amortization 126.5 217.1 155.8 Less: Maintenance Capital Expenditures (0.3) (0.5) (0.5) Less: Growth Capital Expenditures (1.0) (2.0) (2.0) Unlevered Free Cash Flow $41.1 $81.4 $81.3 EBITDA Multiple / Perpetuity Growth Rate 10.5x Terminal Value $880.2 PV of Terminal Value @ 9.5% $701.5 Plus: PV of Unlevered Free Cash Flow @ 9.5% 182.3 Implied Enterprise Value $883.8 Less: Projected Debt as of June 30, 2017 (155.2) Plus: Projected Cash as of June 30, 2017 4.5 Implied Equity Value $733.1 Projected Units Outstanding as of June 30, 2017 40.7 Implied PTXP Unit Price $18.01 EBITDA Multiple $18.0 9.5x 10.0x 10.5x 11.0x 11.5x 8.5% $16.78 $17.62 $18.46 $19.29 $20.13 9.0% 16.57 17.40 18.23 19.06 19.89 9.5% 16.36 17.18 18.01 18.83 19.65 10.0% 16.16 16.97 17.79 18.60 19.41 10.5% 15.97 16.77 17.57 18.37 19.17 WACC

Preliminary Draft - Confidential

Additional Valuation Analysis – No Tax

PTXP WACC Analysis – Theoretical Capital Asset Pricing Model

($ in millions, except per unit amounts)

Weighted Average Cost of Capital – CAPM

Equity Cost of Capital

Partnership	Unit Price 5/26/17	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta [1]	Unlevered Beta [2]
American Midstream Partners, LP	$12.95	$678.7	$1,332.4	66.3%	1.65	0.56
Crestwood Equity Partners LP	24.25	1,699.7	2,147.4	55.8%	1.55	0.69
DCP Midstream Partners, LP	35.66	5,125.5	5,209.0	50.4%	1.48	0.74
Enable Midstream Partners, LP	15.96	6,900.9	3,409.0	33.1%	1.46	0.98
EnLink Midstream Partners, LP	17.45	6,069.9	4,281.1	41.4%	1.45	0.85
Summit Midstream Partners, LP	23.25	1,715.6	1,264.9	42.4%	1.34	0.77
Tallgrass Energy Partners, LP	50.75	3,718.6	2,088.2	36.0%	1.09	0.70
Western Gas Partners, LP	55.61	9,326.6	3,092.3	24.9%	1.27	0.95
			Mean	**43.8%**	**1.41**	**0.78**
			Median	**41.9%**	**1.46**	**0.75**
PennTex Midstream Partners, LP	**$19.90**	**$810.2**	**$152.8**	**15.9%**	**0.77**	**0.64**

WACC

Risk-free Rate [3]	2.7%
Unlevered Beta	0.75
Debt and Preferred / Total Capitalization	15.9%
Adjusted Levered Equity Beta	0.90
Market Risk Premium [4]	6.0%
Small Company Risk Premium [5]	2.1%
Equity Cost of Capital [6]	10.1%
Pre-Tax Cost of Debt	6.0%
After-Tax Cost of Debt	6.0%
WACC	**9.4%**

Debt and Preferred / Total Capitalization

Unlevered Beta	10.0%	15.9%	20.0%	25.0%	30.0%
0.65	8.7%	8.8%	8.9%	8.9%	9.0%
0.70	9.0%	9.1%	9.2%	9.2%	9.3%
0.75	9.4%	9.4%	9.5%	9.5%	9.6%
0.80	9.6%	9.7%	9.8%	9.8%	9.9%
0.85	9.9%	10.0%	10.1%	10.1%	10.2%

Source: Bloomberg; FactSet

1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta +(0.33) × 1.0
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 0.0%
3. 20-year Treasury as of May 26, 2017
4. Source: Duff and Phelps supply-side market risk premium
5. Decile: 8 (2.08%) with equity value range of $569.3 million to $1,030.4 million
6. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium

EVERCORE 46 PennTex Midstream Partners